[Letterhead of Crouch, Bierwolf & Chisholm]



                                                       September 15, 2000



Chief Accountant
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

        Re:    CyberAmerica Corporation
               File No. I-9418

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on Augut 29, 2000, to be filed by our former client CyberAmerica Corporation. We agree with the statments made in response to that
Item 4 insofar as they relate to our firm.


Very truly yours,


/s/ Crouch, Bierwolf & Chisholm
--------------------------------
Crouch, Bierwolf & Chisholm




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